UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2017

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

315 Montgomery Street, Suite 900 San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Binding Letters of Intent with Certain Convertible Debt Holders

On February 20, 2017, certain Binding Letters of Intent (the “Binding LOIs”) between Amarantus BioScience Holdings, Inc. (the “Company”) and the majority of its convertible securities holders were released from escrow. Pursuant to the Binding LOIs, 100% of the holders of the Company’s Senior Secured Convertible Debentures agreed to Contingent Settlement Agreements for Senior Secured Debenture Holders. A majority in interest of the holders of Series E Convertible Preferred Stock representing 94% of said holders and a majority in interest of holders of the Series H Convertible Preferred Stock representing 93.9% of said holders agreed to Contingent Settlement Agreements for Convertible Preferred Stock Holders. The Binding LOIs outline the terms of modifications to the Senior Secured Convertible Notes, the Convertible Preferred Series E and Convertible Preferred Series H, and are contingent upon the achievement of certain milestones outlined in the modifications to the certificates of designation. The Binding LOIs are subject to definitive agreements. Forms of the Contingent Settlement Agreements for Senior Secured Debenture Holders, the Contingent Settlement Agreements for Convertible Series E Preferred Stock Holders and the Contingent Settlement Agreements for Convertible Series H Preferred Stock Holders are filed herewith as exhibits.

The following is a summary of the terms of the contingent modifications to the Senior Secured Convertible Debentures, the Convertible Preferred Series E (“Series E”) and Convertible Preferred Series H (“Series H”). The Company and the parties to the Binding LOIs have agreed:

●	Certain conditions specified in the Binding LOIs must be met related to the injection of assets and funds into the Company, including a time frame for such investments and the requirement for fairness opinions under certain circumstances.
●	Actions that must be taken by Avant Diagnostics, Inc. (“Avant”) (an entity which the Company owns certain shares of), with regards to raising capital and other corporate-related milestones;
●	Conditions under which certain security held by the holders of the Senior Secured Convertible Debentures will be released by secured creditors, including the meeting of any two of the following funding events: (i) the Company successfully raising $1.5 million; (ii) the raising of $2.5 million for the Company’s subsidiary Cutanogen Corporation; (iii) the raising of $1.5 million for Avant.
●	The convertible debt of the Company shall be exchanged for 80% of the stated value into:
o	(i) 40% of that principal amount into certain shares of Avant held by the Company, at market price between $0.16/share subject to a floor price of $0.12/share; and
o	(ii) 40% of that principal amount, into a new convertible note issued by the Company which is non-interest bearing with nine (9) months maturity date.
●	The Company’s Series E and Series H to be converted for 75% of the stated value, into:
o	(i) 37.5% of that principal amount into shares of Avant held by the Company, at market price between $0.16/share subject to a floor price of $0.12/share;
o	(ii) 37.5% of that principal amount, into a new convertible note issued by the Company, non-interest bearing with nine (9) months maturity date.
o	All other classes of Preferred Stock in the Company are described below:
▪	Series A Preferred Stock has been retired;
▪	Series B Preferred Stock is convertible into 1,500,000 common shares;
▪	Series C Preferred Stock is convertible into 750,000 shares;
▪	Series D Preferred Stock has been retired;
▪	Series F Preferred Stock is non-convertible, and described in Item 5.01 below;
▪	Series G Preferred Stock has been retired.
●	The shares of Avant and of the Company (the “Companies”) to be transferred to the Senior Secured Convertible Debenture holders, the Series E holder and the Series H holders can only be liquated subject to certain prescribed limits:
o	(i) the conversion, after a potential up-listing of the Companies to a national securities exchange of the amount that is permitted to be liquidated, at a conversion price using a market price format of 100% of the average price per share of the Company for the prior twelve (12) trading days, subject to a cap of 250% of the up-list price;

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o	(ii) the commencement of trading generally restricted to earlier of when the Companies is trading at greater than 150% of the up-listing price or nine (9) months after the up-listing date;
o	(iii) the sale of shares of the Companies is limited to daily liquidation limits to enable a holder to orderly liquidate up to 25% of the holder’s position over a four-month interval starting then, and for each subsequent 25% over the remaining four month intervals thereafter; and
o	(iv) the Companies having a right of first refusal for any proposed trade in excess of the daily liquidation limit, at a market price format.
●	The Company will need to complete all the up-listing requirements including compliance with reporting requirements within nine (9) months, otherwise the Company’s shares are not subject to restrictions and are free to trade.
●	The Company’s Cutanogen Corporation subsidiary will issue a new class of equity shares, such that the Company will retain 65% ownership of this subsidiary, with other shares of Cutanogen Corporation being given to the Company’s debt holders.
o	The Senior Secured Convertible Debenture holders will receive pari passu per dollar invested up 20% of Cutanogen Corporation;
o	The Series E and Series H holders will receive pari passu per dollar invested up 15% of Cutanogen Corporation;
●	The Senior Secured Convertible Debenture holders that are parties to these Binding LOIs have agreed to certain stand still periods during which they will not pledge, hypothecate, lien, sell, or transfer current debt or preferred equity to be exchanged.
●	The Company has agreed to pay up to $250,000 for legal expenses of convertible debt and preferred equity holders that are the subject of this restructuring.

The parties to these Binding LOI agreements are as follows:

SENIOR SECURED CONVERTIBLE DEBENTURE

●	Anson Master Fund
●	Delafield Investments
●	Dominion Capital

SERIES E

●	Dominion Capital
●	Infusion 51a
●	International Infusion
●	Lincoln Park Capital
●	Pinz Capital
●	ZSP

SERIES H

●	Anson Master Fund
●	Delafield Investments
●	International Infusion
●	Infusion 51a
●	US 1000
●	Vivacitas Oncology

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Securities Purchase Agreement

On March 6, 2017, the Company entered into a Securities Purchase Agreement (“SPA”) with Amarantus Bioscience PTE, Ltd. (the “Investor”), pursuant to which the Investor purchased 250,000 shares of the Company’s Series F Preferred Stock (the “Series F Preferred Stock”) for $25,000. The Investor is a corporation owned by Mr. Chan Heng Fai. This investment followed the execution of a non-binding Letter of Intent between the Company and SeD Biomedical Inc. (“SeD Biomedical”), a subsidiary of Singapore eDevelopment Limited. Mr. Chan Heng Fai is an Executive Director and the Chief Executive Officer of Singapore eDevelopment Limited. He is also a director and the sole shareholder of Hengfai Business Development Pte. Ltd, the controlling shareholder of Singapore eDevelopment Limited. Pursuant to the SPA, there has been a change in control of the Company, as described in Item 5.01 below.

The foregoing summary of the SPA does not purport to be complete and is qualified in its entirety by reference to the copy of the SPA filed as an exhibit hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein. The issuance of the Series F Preferred Stock described above was completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 1.01 and 3.02 are incorporated by reference herein. As of March 6, 2017, the Investor has acquired control of the Company. Pursuant to the SPA, the Investor now has the right to vote 250,000 shares of Series F Preferred Stock, which Series F Preferred Stock shall vote with the Company’s common stock and shall have voting power equal to 100,000 votes of common stock per share of Series F Preferred Stock, for a total number of votes equal to 25,000,000,000 shares of the Company’s common stock. Prior to this transaction, there were 78,790,093 shares of the Company’s common stock issued and outstanding.

In addition, possible votes were held by the holders of the Company’s Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series H Convertible Preferred Stock issued and outstanding, as determined after taking into consideration a beneficial ownership limitation on certain classes of the Company’s stock. 750,000 shares of Series C Convertible Preferred Stock, 0 shares of Series D Convertible Preferred Stock, 8,791 shares of Series E Convertible Preferred Stock, 0 shares of Series G Convertible Preferred Stock and 6,085 shares of Series H Convertible Preferred Stock are issued and outstanding. Series C Convertible Preferred Stock entitles its holders to 1,500,000 votes in the aggregate, Series D Convertible Preferred Stock entitles its holder to 0 votes in the aggregate, Series E Preferred Stock entitles its holders to 46,688,606 votes in the aggregate (after taking into consideration certain applicable beneficial ownership limitations), Series H Preferred Stock entitles its holders to 23,737,495 votes in the aggregate (after taking into consideration the applicable beneficial ownership limitations) and one share of common stock entitles its holder to one vote per each share held. Holders of Series G Convertible Preferred Stock do not have the right to vote.

Thus, the outstanding voting power of the Company prior to the sale of the Series F Preferred Stock was 151,466,194 total votes (after taking into consideration the applicable beneficial ownership limitations on certain classes of the Company’s stock). Holders of the Company’s Series E and Series H Convertible Preferred Stock are entitled to a 100,000 vote multiplier per each share owned, up to a beneficial ownership limit of 9.99% and 4.99%, respectively. However, because the 100,000 vote multiplier would result in every holder of the Company’s Series E and Series H Convertible Preferred Stock beneficially owning an amount above the respective 9.99% or 4.99% threshold, no votes included in the calculation and determination of voting power are as a result of the vote multiplier.

Accordingly, the Investor now controls 99.3% of the currently voting securities of the Company. Mr. Chan, who controls Amarantus Bioscience PTE, Ltd. may also be deemed to control both the voting of the shares of Series F Preferred held by Amarantus Bioscience PTE, Ltd. and the voting of up to 20,000,000 shares of the Company’s common stock which could be issued to BMI Capital Partners International Ltd., which is a subsidiary of Singapore eDevelopment, upon the conversion of a convertible promissory note. Another entity Mr. Chan controls, Xpress Group International Limited has a convertible promissory note that can be converted into up 14,000,000 shares of the Company common stock, but conversion is limited on this convertible promissory note by a beneficial ownership limit covering all affiliates of up to 9.99% of the Company’s common stock.

The $25,000 in consideration used by the Investor to purchase the Series F Preferred Stock came from the Investor’s working capital. As described in Item 5.02, four new directors were appointed to the Board pursuant the non-binding Letter of Intent entered into between the Company and SeD Biomedical.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2016, Dr. Joseph Rubinfeld, a member of the Board, passed away.

On February 23, 2017, the Board of Directors (the “Board”) appointed four new directors pursuant to a non-binding Letter of Intent the Company entered into with SeD Biomedical, increasing the number of Board members to eight. The four new members of the Board selected by SeD Biomedical pursuant to the non-binding Letter of Intent are Mr. Rongguo (Ronald) Wei, Mr. Steven Spence, Mr. Robert Trapp and Conn Flanigan.

At the present time, none of the four new directors appointed on February 23, 2017 have entered into any compensation arrangement with the Company, however, each of Mr. Wei and Mr. Trapp are employed by SeD Development Management, LLC, a subsidiary of Singapore eDevelopment Limited, and Mr. Flanigan serves in various director and officer positions with subsidiaries of Singapore eDevelopment. Mr. Spence is compensated by Dominick & Dickerman, LLC, where he serves as Managing Director. On October 7, 2016 the Company entered into an engagement agreement with the investment bank of Dominick and Dickerman, LLC for purposes of assisting the Company in coordinating the restructuring of its capital base (the “Engagement Agreement”). Pursuant to the Engagement Agreement, the Company has agreed to pay Dominick and Dickerman (i) 4% of the gross proceeds of any financing arranged by Dominick and Dickerman and (ii) 3% of the total consideration value of any merger, acquisition, joint venture or other business combination during the 12 month term of the Engagement Agreement. Either party to the Engagement Agreement has the right to terminate upon 30 days prior written notice.

No decisions have made at the present time regarding which committees of the Board the four directors appointed on February 23, 2017 will serve on.

Mr. Wei has also been appointed as the Chief Financial Officer of the Company, effective as of February 23, 2017. Mr. Wei, 45, is a finance professional with more than 15 years of experience working in public and private corporations in the United States. As the Chief Financial Officer of SeD Development Management LLC, Mr. Wei is responsible for oversight of all finance, accounting, reporting, and taxation activities for that company. Prior to joining SeD Development Management LLC in 2016, Mr. Wei worked for several different US multinational and private companies including serving as Controller at American Silk Mill, LLC from 2014-2016, serving as a Senior Financial Analyst at Air Products & Chemicals, Inc. from 2013-2014 and serving as a Financial/Accounting Analyst at First Quality Enterprise, Inc. from 2011-2012. Before Mr. Wei came to the United States, he worked as an equity analyst in Hong Yuan Securities, in Beijing, China, concentrating on industrial and public company research and analysis. Mr. Wei is a Certified Public Accountant and received his MBA from the University of Maryland and a Master of Business Taxation from the University of Minnesota. Mr. Wei also holds a Master in Business degree from Tsinghua University and a Bachelor degree from Beihang University. Mr. Wei also serves as the Chief Financial Officer of HomeownUSA.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2017, the Company filed a Certificate of Designation of the Company’s Series F Preferred Stock which provides the holder of the Company’s Series F Preferred Stock with the right to vote with the holders of common stock on all matters submitted to the shareholders. Such Series F holder shall be entitled to 100,000 votes per share of Series F Preferred Stock (with 250,000 shares of Series F Preferred Stock presently issued and outstanding, this entitles the holder thereof to a total number of votes equal to 25,000,000,000 shares of the Company’s common stock). The Series F Preferred Stock shall not be subject to any stock split (including but not limited to any reverse stock split) or stock dividend. The Series F Preferred Stock is not convertible into common stock. As long as any shares of Series F Preferred Stock are outstanding, no additional shares of any series of preferred stock, including but not limited to the Series F Preferred Stock, may be issued by the Corporation or any Subsidiary thereof without the prior written consent of all of the holders of Series F Preferred Stock. In addition, unless the holders of at least 67% in stated value of the then outstanding shares of Series F Preferred Stock shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly: (a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of Series F Preferred Stock; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its preferred stock and common stock; (c) pay cash dividends or distributions on certain securities of the Company, including common stock; or (d) enter into any agreement with respect to any of the foregoing.

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On March 27, 2017, the Company filed Certificates of Amendment to each of the Certificate of Designations for the Company’s Series E and Series H Convertible Preferred Stock. The Each Certificates of Amendment provides, among other things, that (i) each holder shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to such number of votes that is equal to the number of shares of common stock that each share of Series H or Series E Convertible Preferred Stock, as the case may be, is convertible into; provided, however, that in connection with a vote by the shareholders of the Company on a proposal for a reverse stock split of the issued and outstanding common stock of the Company, each holder of Series H or Series E Convertible Preferred Stock, as the case may be, agrees that the Company’s Board of Directors can vote on his or her behalf, (ii) each share of Series H or Series E Convertible Preferred Stock, as the case may be, shall be convertible, at any time after the listing of the Company’s common stock on a national securities exchange and the passage of minimum time of any regulatory period for the shares being free to trade at the option of the holder, into that number of shares of common stock determined by dividing 25% of the stated value of each share of preferred stock by the conversion price which is 100% of the average price per share of the Company’s Common Stock for the immediately preceding twelve (12) trading days; subject to an increase cap of 250% of the minimum price required for an up-listing to a national securities exchange and (iii) the common stock issuable upon conversion of the Series E and Series H Convertible Preferred Stock, as the case may be, shall be subject to certain trade restrictions as set forth in the Certificates of Amendment for each of the Series E and Series H Convertible Preferred Stock, as the case may be.

Each of the Certificates of Amendment to the Certificate of Designations for each of the Series E and Series H Convertible Preferred Stock state the following: In the event that 2 of the 3 milestones set forth below are not achieved on or before June 25, 2017, this Certificate of Amendment shall be null and void and of no further effect.

a) The Company raises at least $1.5 million in financing;

b) Avant Diagnostics, Inc. raises at least $1.5 million in financing; or

c) Cutanogen Corporation raises at least $2.5 million in financing.

The foregoing summary of the terms of the Company’s Series F Preferred Stock and the Certificates of Amendment to each of the Certificate of Designations for the Series E and Series H Convertible Preferred Stock are subject to, and qualified in its entirety by, such documents, each of which is filed as an exhibit hereto.

Item 8.01	Other Events.

As of August 1, 2016, Mr. Gerald Commissiong, voluntarily reduced his compensation from the Company to $0.

On or about September 16, 2016, Memory DX, LLC (“MDX”) filed a lawsuit against the Company, Amarantus Bioscience, Inc., Amarantus Diagnostics, Inc., Avant Diagnostics, Inc., Avant Diagnostics Acquisition Corporation, et al (collectively the “Defendants”) in the Superior Court of the State of Arizona, County of Maricopa (Case Number CV2016-015026). On or about November 4, 2016, MDX filed an Application for Entry of Default with the Superior Count of the State of Arizona, County of Maricopa. On or about December 14, 2016, a default judgment (the “Default Judgment”) was rendered in Case Number CV2016-015026 and was entered in Superior Court of the State of Arizona, County of Maricopa against the Defendants. On or about February 15, 2017, MDX and the Defendants entered into a settlement agreement. Pursuant to the settlement agreement, in consideration for fully satisfying the Default Judgment, the Company agreed to pay MDX $25,000 via wire transfer upon closing of the next equity financing of the Company and $75,000 via wire transfer upon the closing of a proposed merger between Avant and another corporation and issue to MDX 5,000,000 shares of restricted common stock (the “Shares”) of Avant (the “Settlement Sum). Avant is no longer planning to enter into the proposed merger referenced above. In addition to federal securities restrictions, the Shares are subject to existing restrictions to sale, beginning on May 11, 2016 and ending on the earlier of (i) eighteen (18) months after such date or (ii) a Change in Control in Avant. Upon payment by the Company of the Settlement Sum, MDX shall assign the License Agreement between MDX and University of Leipzig dated May 22, 2013, as amended, to the Company, as well as assign the Asset Purchase Agreement between MDX and the Company to the Company. In addition, Avant shall pay MDX an additional $100,000 upon Avant entering into a direct license agreement with the University of Leipzig with respect to intellectual property surrounding the LymPro test. If Avant is unable to negotiate and sign a direct license agreement with the University of Leipzig by September 30, 2017, it will pay the additional $100,000 to MDX on that date or, alternatively, it can extend the deadline to December 30, 2017 and will pay MDX a total of $150,000 on or before that date or the date of its direct license agreement with the University of Leipzig, whichever occurs first. On March 7, 2017, the Company paid $12,500 towards the $25,000 it owes to MDX pursuant to the Settlement Agreement.

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On January 16, 2017, the Company entered into a termination agreement with the U.S. Army Institute of Surgical Research (“USISR”) terminating the Cooperative Research and Development Agreement dated as of July 15, 2015 between the Company and USISR with respect to research and development on the Company’s ESS asset. The Company is evaluating its strategic options for the continuation of the ESS program, including focusing exclusively on development of ESS in the pediatric burn market where there is significant existing human clinical data supporting the clinical utility of ESS in the treatment of catastrophic pediatric severe burns. The Company is currently evaluating its options for product manufacture to support the pivotal clinical studies in the area of pediatric burns.

On February 23, 2017, a non-binding Letter of Intent was released from escrow between SeD Biomedical and the Company wherein SeD Biomedical agreed to inject certain assets into the Company, subject to certain contingencies, including, but not limited to, the completion of due diligence and the execution of definitive agreements. SeD Biomedical is entitled to select certain members of the Board pursuant to its agreement with the Company.

On February 27, 2017, the Company issued a press release announcing the execution of a non-binding Letter of Intent between the Company and SeD Biomedical for the injection of certain SeD Biomedical assets into the Company. A copy of the press release is attached hereto as Exhibit 99.1.

On March 15, 2017, a complaint was filed against the Company in Superior Court of California, County of San Francisco by GreenTree Financial Group, Inc. and BCM Lending, LLC alleging breach of contract and other causes of action with respect to certain notes and preferred stock of the Company and seeking monetary damages as well as specific performance and injunctive relief. The Company intends to defend itself vigorously and is evaluating its legal options with respect to the defendants and their affiliates.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series F Preferred Stock filed with the Nevada Secretary of State on March 9, 2017.

3.2	Certificate of Amendment of the Certificate of Designations for the Series E Convertible Preferred Stock filed with the Nevada Secretary of State on March 27, 2017.

3.3	Certificate of Amendment of the Certificate of Designations for the Series H Convertible Preferred Stock filed with the Nevada Secretary of State on March 27, 2017.

10.1	Form of Contingent Settlement Agreements for Senior Secured Convertible Debenture Holders.

10.2	Form of Contingent Settlement Agreements for Convertible Series E Preferred Stock Holders.

10.3	Form of Contingent Settlement Agreements for Convertible Series H Preferred Stock Holders.

10.4	Securities Purchase Agreement, entered into on March 6, 2017, by and among Amarantus BioScience Holdings, Inc. and Amarantus Bioscience PTE, Ltd.

99.1	Press Release dated February 27, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: March 28, 2017	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer

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